UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

   Pursuant to section 13 or 15(d) of the Securities exchange act of 1934


   Date of Report (Date of earliest event reported): April 3, 1997
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                             Jungle Street, Inc.
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         (Exact name of registrant as specified in its charter)



                                   Utah
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      (State or other jurisdiction of incorporation or organization)


         0-27390                                   87-0368236
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  (Commission file number)             (I.R.S. Employer Identification No.)



   215 Yakima Street
   Wenatchee, Washington                                       98801

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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (509) 664-9004



                               Not Applicable
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       (Former name or former address, if changed since last report)

Item 5.    Other Events.

     Effective April 4, 1997, Jungle Street, Inc. (the "Company" or "JSI") reduced the number of shares of its common stock, par value $.001 per share, by effecting a "reverse split." The reverse split, authorized earlier by the Company's board of directors, resulted in the exchange of one share of common stock for each four shares owned prior to the split on April 4, 1997. No action by the shareholders was required or sought by the Company in connection with the reverse split. Prior to the reverse split, the Company had 14,640,740 shares of common stock issued and outstanding. As a result of the reverse split, there are now 3,660,185 shares of common stock issued and outstanding. No change was made to the authorized capital of the Company or to the par value of the common stock. A copy of the Company's press release, announcing the reverse split and dated April 4, 1997, is attached to and filed with this Report.

     In unrelated matters, the Company also has appointed two new directors to serve on its board of directors. The new directors are Donald A. Wright and Michael Hendrickson. Donald A. Wright has been the Chairman of the Board,
Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc. ("PAE"), a corporation with securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since February 1995. Mr. Wright held those same positions with PCT Holdings, Inc., PAE's predecessor and its successor from May 1994 until the successor was dissolved in May 1996. Mr. Wright has been an officer and director of Pacific Coast Technologies, Inc., a wholly owned subsidiary of the PAE, and its predecessor, Kyle Technology Corporation, since 1990. Mr. Wright also has been an officer and director of each of PAE's other four operating subsidiaries since their respective acquisitions by PAE. Mr. Wright was a director of the Company from August 30 until November 6, 1996. Mr. Wright is the beneficial owner of approximately 22.1% of the Company's issued and outstanding shares of common stock. Mr. Hendrickson has over 25 years of experience in the insurance business with Prudential Insurance. He spent 22 years in management, including the office in charge of The Prudential Insurance and Financial Service, Minneapolis operation, most recently as V.P. of Regional Marketing in the Pacific Northwest. Mr. Hendrickson has been involved in real estate investi ng and realty operations since the 1970's. He is currently on the board of directors of Robodyne Corporation (Minneapolis, MN), Hendrickson Mining & Exploration (Anchorage, AK), Advantage Video Productions (Everett, WA), and
West Coast Management Production & Capital (Bellevue, WA). Mr. Hendrickson currently works as a private consultant for major life insurance companies in the U.S.

     With the appointment of these new directors, the board of directors of the Company now is comprised of the following: Roger P. Vallo, Nick A. Gerde, Donald Cotton, Donald A. Wright, and Michael Hendrickson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Jungle Street, Inc.


                                   By: /s/ Roger P. Vallo
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                                      Roger P. Vallo
                                      President
                                      (Principal Executive Officer)

Date: April 10, 1997

Attachment: Press Release of 4/4/97:

(206) 749-0210

FOR IMMEDIATE RELEASE

             JUNGLE STREET ANNOUNCES A ONE-F0R-FOUR REVERSE
                        SPLIT OF ITS COMMON STOCK

     Wenatchee, Washington - April 3, 1997 - Jungle Street, Inc. (NASDAQ-Bulletin Board: "JUNS"). The Board of Directors of Jungle Street, Inc. today announced that it had authorized a reverse split of all of its issued and outstanding shares of common stock on a 1 for 4 basis. Prior to the reverse split, the Company had 14,640,740 shares issued and outstanding. As a result of the reverse split, there are now 3,660,185 shares issued and outstanding. The reverse split does not have any effect with respect to the number of authorized shares of the Company (50,000,000 authorized), nor the par value thereof ($.001).

As a result of the 1 for 4 reverse split, the Company's NASDAQ electronic bulletin board trading symbol will be changed effective with the date of the split on April 4, 1997, to "JNGS".

Jungle Street, Inc. is a holding company which operates in the telecommunications industry through its wholly-owned subsidiary, Televar Northwest, Inc. ("Televar"). Founded in 1983, Televar is a leading internet service provider (ISP) in the Pacific Northwest Region, offering residential and business internet access services, web site and home page development services, and long distance telecommunications services. Televar currently provides ISP services to over 10,000 subscribers, primarily in rural markets. In September 1996, Televar became a wholly-owned subsidiary of Jungle Street, Inc., a NASDAQ electronic bulletin board traded company with common stock traded under the symbol "JUNS," now changed to "JNGS" as a result of the reverse split.